EXHIBIT A

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of Ordinary Shares, NIS 0.03 par value per share, of Precise Software Solutions Ltd. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 6, 2001


GE CAPITAL EQUITY HOLDINGS, INC.

By: /s/ Barbara J. Gould
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    Name: Barbara J. Gould
    Title: Managing Director



GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Barbara J. Gould
    ---------------------------------------
    Name: Barbara J. Gould
    Title: Department Operations Manager



GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Barbara J. Gould
    ---------------------------------------
    Name: Barbara J. Gould
    Title: Attorney-in-fact



GENERAL ELECTRIC COMPANY

By: /s/ Barbara J. Gould
    ---------------------------------------
    Name: Barbara J. Gould
    Title: Attorney-in-fact